                                                                       EXHIBIT 9


                             CONSENT OF PARTIES TO
                             SHAREHOLDER AGREEMENT
                          CENTRAL TEXAS BANCORP, INC.


     The undersigned shareholders, signatories to that certain Shareholder Agreement dated July 21, 1988, and amended by a First Amendment To Shareholder Agreement dated November 10, 1992, (together, the "Shareholder Agreement"), hereby consent to and direct that F. Herman Coleman, as the Trustee under the Shareholder Agreement, and any successor Trustee named in accordance with the Shareholder Agreement (collectively, the "Trustee") vote the 201,136 shares of common stock, $10.00 par value, of Central Texas Bancorp, Inc. (the "Corporation") held by the Trustee under the Shareholder Agreement (the "Voting Trust Stock") in favor of the Agreement and Plan of Merger by and Between Compass Bancshares, Inc. and Central Texas Bancorp, Inc. (the "Merger Agreement") dated as of March 14, 1997, and the other agreements and transactions contemplated thereby. The Trustee be and is hereby authorized and directed to take all appropriate and necessary action for and on behalf of the Trustee, the Voting Trust, and the undersigned shareholders (a) consistent with the Merger Agreement, (b) to comply with the terms of the Merger Agreement, and
(c) to consummate the transactions contemplated by the Merger Agreement.

     The undersigned shareholders further hereby consent and agree that upon the closing of the transactions contemplated by the Merger Agreement, the Shareholder Agreement shall be considered terminated without further action of the undersigned shareholders, all shares of Compass Bancshares, Inc. ("Compass") stock issuable pursuant to the Merger Agreement shall be issued directly to the undersigned shareholders in the amounts evidenced by their Voting Trust Certificates, and the Trustee will provide instructions to Compass or its transfer or exchange agent to issue the Compass stock as set forth herein. Each of the undersigned shareholders agrees that he or she will not voluntarily take any action or fail to take any action which could result in (i) the release of any shares of the Voting Trust Stock from the Shareholder Agreement or (ii) the termination or amendment of the Shareholder Agreement with respect to some or all of the Voting Trust Stock prior to the meeting of shareholders of the Corporation held for the purpose of voting on the Merger Agreement, or any adjournment thereof, in a manner that would prevent the Voting Trust Stock from being voted in favor of the Merger Agreement as set forth herein.

     This Consent may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one Consent.

               DATE                          TRUSTEE
               ----                          -------

          March 11, 1997           /S/ F. Herman Coleman
                                   -----------------------------------
                                   F. Herman Coleman, Trustee

NO. OF
SHARES         DATE                        SHAREHOLDER
-------        ----                        -----------

15,780    March 11, 1997           /S/ A.W. Bailey, Jr.
                                   -----------------------------------
                                   A.W. Bailey, Jr.


11,992    March 11, 1997           BAILEYCO, INC.

                                   By: /S/ A.W. Bailey, Jr.
                                   -----------------------------------
                                   A.W. Bailey, Jr., President

*15,472   March 11, 1997           /S/ F. Herman Coleman
                                   -----------------------------------
                                   F. Herman Coleman

 *2,408   March 12, 1997           /S/ Sandra Mayfield Coleman
                                   -----------------------------------
                                   Sandra Mayfield Coleman


    984   March 11, 1997           JESSIE GRAY COLEMAN ESTATE
                                   By: /S/ F. Herman Coleman
                                   -----------------------------------
                                   F. Herman Coleman, Independent
                                   Executor of the Estate of
                                   Jessie Gray Coleman, Deceased


  1,968   March 11, 1997           SANDRA MAYFIELD COLEMAN TRUST

                                   By: THE TEXAS NATIONAL BANK OF
                                       WACO, Trustee

                                       By: /S/ Brian Hobart
                                       -------------------------------
                                       Name:  Brian Hobart
                                       Title: Senior Trust Officer


 9,972    March __, 1997           /S/ Donna M. Howell
                                   -----------------------------------
                                   Donna M. Howell

13,082    March 11, 1997           /S/ J. Rodney Lee
                                   -----------------------------------
                                   J. Rodney Lee

  3,214   March __, 1997           /S/ Fred J. Schultz
                                   -----------------------------------
                                   Fred J. Schultz

    100   March 11, 1997           /S/ Rondy T. Gray
                                   -----------------------------------
                                   Rondy T. Gray

    326   March 12, 1997           /S/ Henry Dietz
                                   -----------------------------------
                                   Henry Dietz

  8,000   March 12, 1997           DIETZ MEMORIAL, INC.

                                   By: /S/ Henry Dietz
                                   -----------------------------------
                                   Henry Dietz, Chairman of the Board

 12,254   March 11, 1997           /S/ Tommy Salome
                                   -----------------------------------
                                   Tommy Salome

  7,232   March 11, 1997           /S/ Ned Snyder, III
                                   -----------------------------------
                                   Ned Snyder, III

  8,502   March 11, 1997           /S/ Donal S. Sharp
                                   -----------------------------------
                                   Donal S. Sharp

 12,784   March 11, 1997           /S/ Paul H. Hubbard
                                   -----------------------------------
                                   Paul H. Hubbard


 19,686   March 12, 1997           TIME MANUFACTURING COMPANY

                                   By: /S/ Charles Wiley
                                   -----------------------------------
                                   Charles Wiley, President

**4,902   March 11, 1997           /S/ Rodney G. Kroll
                                   -----------------------------------
                                   Rodney G. Kroll

**4,902   March 11, 1997           /S/ Judy Kroll
                                   -----------------------------------
                                   Judy Kroll

  ***96   March 11, 1997           /S/ Rodney G. Kroll
                                   -----------------------------------
                                   Rodney G. Kroll

 ****96   March 11, 1997           /S/ Rodney G. Kroll
                                   -----------------------------------
                                   Rodney G. Kroll


 14,262                            NAMAN, HOWELL, SMITH & LEE
                                   EMPLOYEES PROFIT SHARING PLAN & TRUST

          March 12, 1997           By: /S/ Jerry P. Campbell
                                   -----------------------------------
                                   Jerry P. Campbell, Ancillary Trustee
                                   of the Naman, Howell, Smith & Lee
                                   Employees Profit Sharing Plan & Trust

          March 12, 1997           By: /S/ Cullen Smith
                                   -----------------------------------
                                   Cullen Smith, Ancillary Trustee of the
                                   Naman, Howell, Smith & Lee Employees
                                   Profit Sharing Plan & Trust

          March 12, 1997           By: /S/ Michael D. Harder
                                   -----------------------------------
                                   Michael D. Harder, Ancillary Trustee of
                                   the Naman, Howell, Smith & Lee
                                   Employees Profit Sharing Plan & Trust


 19,900   March 11, 1997           BOSQUE REALTY, LTD.
                                   By:  GRAY FAMILY MANAGEMENT
                                        COMPANY, General Partner

                                   By: /S/ Rodney T. Gray
                                      --------------------------------
                                      Rodney T. Gray, President


 19,900   March 11, 1997           COLEMAN ENTERPRISES, LTD.

                                   By:  COLEMAN MANAGEMENT CO.,
                                        General Partner

                                   By: /S/ F. Herman Coleman
                                      --------------------------------
                                      F. Herman Coleman, President

--------------
*    includes 1,776 shares owned jointly with spouse
**   held jointly with spouse
*** held in the name Rodney G. Kroll and/or Barrett S. Kroll (a minor) **** held in the name Rodney G. Kroll and/or A. Branon Kroll (a minor)

                   FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT


     This First Amendment is made and entered into on November 10, 1992, by and among A. W. Bailey, Jr., F. Herman Coleman and Tommy Salome, as trustees of the Voting Trust created under Article 2 of the Shareholders Agreement (as hereinafter defined) and those shareholders of Central Texas Bancorp, Inc., a Texas corporation ("Central"), who execute the signature page of this First Amendment as Shareholders.




                                R E C I T A L S
                                - - - - - - - -

     A. The Shareholders listed on the attached Exhibit A (the "Shareholders") are subject to a Shareholders Agreement dated July 21, 1988, with respect to the number of shares of outstanding common stock of Central set opposite each Shareholder's name listed on the attached Exhibit A.

     B. Pursuant to Section 4.1 of the Shareholders Agreement, the Shareholders may amend the Agreement by written agreement of owners of two-thirds of the Beneficial Shares which are subject to the provisions of the Shareholders Agreement.

     C. The Shareholders desire to amend the Shareholders Agreement (i) to provide for one Trustee rather than three Trustees and (ii) to change the percentage of shares necessary to take certain action pursuant to the Shareholders Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Shareholders Agreement.

     2. Resignations of Trustees. A. W. Bailey, Jr. ("Bailey) and Tommy Salome ("Salome") hereby resign as Trustees of the Voting Trust created in the Shareholders Agreement. All references in the Shareholders Agreement to Trustees shall hereafter be deemed to be a reference to Trustee. Section 1.1(d) of the Shareholders Agreement is hereby amended in its entirety to read as follows:

     (d) "Trustee" shall mean F. Herman Coleman or the person or entity that hereafter becomes a success or substitute trustee pursuant to the terms of the Voting Trust created by Article II of this Agreement.

The stock certificate of Central issued in the name of Bailey, Salome and F. Herman Coleman, Trustees shall be reissued to F. Herman Coleman, Trustee.

                                   EXHIBIT A




                          CENTRAL TEXAS BANCORP, INC.

                           SHAREHOLDERS VOTING TRUST

                                MARCH 31, 1992

SHAREHOLDER                                          SHARES HELD

A. W. BAILEY JR.                                        7,828
KENNETH L. BURGESS JR.                                    400
BAILEYCO, INC.                                          5,996
F. HERMAN AND/OR SANDRA COLEMAN                           888
F. HERMAN COLEMAN                                      15,712
ESTATE OF JESSIE GRAY COLEMAN                             492
SANDRA MAYFIELD COLEMAN                                 1,316
SANDRA MAYFIELD COLEMAN TRUST                             984
DIETZ MEMORIAL INC.                                     4,000
HENRY DIETZ                                               144
RONDY T. GRAY                                          10,000
DONNA M. HOWELL                                         4,964
PAUL HUBBARD                                            6,364
A. BRANNON AND/OR RODNEY G. KROLL                          48
BARRETT S. AND/OR RODNEY G. KROLL                          48
RODNEY G. AND/OR JUDY KROLL                             2,440
J. RODNEY LEE                                           6,512
NAMAN, HOWELL, SMITH & LEE PROFIT SHARING PLAN          7,100
TOMMY G. SALOME                                         6,100
FRED J. SCHULTZ                                         1,600
DONAL S. SHARP                                          4,232
NED SNYDER                                              3,600
TIME MANUFACTURING CO. INC.                             9,800
                                                      -------

          TOTAL SHARES IN TRUST                       100,568
                                                      -------

                       WAIVER OF RIGHT OF FIRST REFUSAL


     This Waiver Of Right Of First Refusal is executed by the Trustee and Shareholders who are parties to that certain Central Texas Bancorp, Inc. Shareholders Agreement dated July 21, 1988, As Amended (the "Shareholders Agreement").

                                R E C I T A L S


     A.   Dietz Memorial, Inc. has exercised an option to purchase from Kenneth
L. Burgess, Jr. eighteen beneficial shares in the Voting Trust created by the Shareholders Agreement. Dietz Memorial, Inc. desires to transfer that option to purchase those eighteen beneficial shares to Henry Dietz and allow Henry Dietz to exercise that option and to purchase those eighteen beneficial shares, without the necessity of complying with the provisions of the Shareholders Agreement.

     B. Sandra Mayfield Coleman, F. Herman Coleman and Sandra Mayfield Coleman jointly, Jessie Gray Coleman Estate, and Sandra Mayfield Coleman Trust have each exercised an option to purchase from Kenneth L. Burgess, Jr. six, four, two, and four beneficial shares, respectively, in the Voting Trust. They desire to transfer those options to purchase those beneficial shares to F. Herman Coleman and allow F. Herman Coleman to exercise those options and to purchase those beneficial shares, without the necessity of complying with the provisions of the Shareholders Agreement.

     D. The undersigned Shareholders who are the parties to the Shareholders Agreement, desire to consent to the transfers of these options and beneficial shares as set out above and to waive any rights they may have under Article III of the Shareholders Agreement with respect to such transfers.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning given them in the Shareholders Agreement.

     2. Waiver Of Right Of First Refusal. The undersigned Shareholders hereby consent to the transfers of the options and to the transfers of the rights to purchase beneficial shares and to the transfers of the beneficial shares as set out above. The undersigned Shareholders agree that it shall not be necessary for the transferors to comply with the requirements of Article III of the Shareholders Agreement with respect to these transfers or these beneficial shares. The undersigned Shareholders hereby waive any rights they may have to acquire these beneficial shares pursuant to Article III of the Shareholders Agreement by reason of these transfers. The provisions of this paragraph shall apply only to the transfers specifically identified in this

Agreement and shall not apply to any subsequent transfers of these options or of these beneficial shares or to any other shares or voting certificates subject to the Shareholders Agreement.

     3. Agreement To Be Bound. The transferees hereby agree to be bound by and to comply with the terms and conditions of the Shareholders Agreement with regard to these beneficial shares to be transferred. These beneficial shares shall be subject to the terms and conditions of the Shareholders Agreement.

     4. Counterparts. This Agreement may be executed in several counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set opposite their names below.

     No. Of Beneficial
     Shares                     Date                 Trustee
     -----------------          ----                 -------


          --                   2/9/93          /S/ F. Herman Coleman
                                               _________________________________
                                               F. Herman Coleman, Trustee


                                                   Shareholders
                                                   ------------


       7,828                   2/9/93          /S/ A. W. Bailey, Jr.
                                               _________________________________
                                               A. W. Bailey, Jr.


       5,996                   2/9/93          BAILEYCO, INC.

                                               By:  /S/ A. W. Bailey, Jr.
                                               _________________________________
                                               A. W. Bailey, Jr.


      15,712                   2/17/93         /S/ F. Herman Coleman
                                               _________________________________
                                               F. Herman Coleman


       1,316                   2/17/93         /S/ Sandra Mayfield Coleman
                                               _________________________________
                                               Sandra Mayfield Coleman

         888                   2/17/93         /S/ F. Herman Coleman
                                               _________________________________
                                               F. Herman Coleman


                               2/17/93         /S/ Sandra Mayfield Coleman
                                               _________________________________
                                               Sandra Mayfield Coleman


         492                   2/17/93         JESSIE GRAY COLEMAN ESTATE

                                               By:  /S/ F. Herman Coleman
                                               _________________________________
                                               F. Herman Coleman, Ind. Ex.


         984                   2/17/93         SANDRA MAYFIELD COLEMAN TRUST

                                               By:  /S/
                                               _________________________________

                                                    ________________________

       4,964                   2/9/93          /S/ Donna M. Howell
                                               _________________________________
                                               Donna M. Howell


       6,512                   2/9/93          /S/ J. Rodney Lee
                                               _________________________________
                                               J. Rodney Lee


       1,600                   2/9/93          /S/ Fred J. Schultz
                                               _________________________________
                                               Fred J. Schultz


      10,000                   2/9/93          /S/ Rondy T. Gray
                                               _________________________________
                                               Rondy T. Gray


         144                   2/9/93          /S/ Henry Dietz
                                               _________________________________
                                               Henry Dietz

       4,000                   2/9/93          DIETZ MEMORIAL, INC.


                                               By:  /S/ Henry Dietz
                                               _________________________________
                                               Henry Dietz


       6,100                   2/9/93          /S/ Tommy Salome
                                               _________________________________
                                               Tommy Salome


       3,600                   _______         /S/ Ned Snyder, III
                                               _________________________________
                                               Ned Snyder, III


       4,232                   2/9/93          /S/ Donal S. Sharp
                                               _________________________________
                                               Donal S. Sharp


       6,364                   2/19/93         /S/ Paul H. Hubbard
                                               _________________________________
                                               Paul H. Hubbard


       9,800                   2/18/93         TIME MANUFACTURING COMPANY

                                               By:  /S/ James M. Wilson
                                               _________________________________
                                               James M. Wilson
                                               VP - Finance


       2,440                   2/9/93          /S/ Rodney G. Kroll
                                               _________________________________
                                               Rodney G. Kroll


                               2/9/93          /S/ Judy Kroll
                                               _________________________________
                                               Judy Kroll


          48                   2/9/93          /S/ Rodney G. Kroll
                                               _________________________________
                                               Barrett S. Kroll and/or
                                               Rodney G. Kroll

          48                   2/9/93          /S/ Rodney G. Kroll
                                               _________________________________
                                               A. Brannon Kroll and/or
                                               Rodney G. Kroll


       7,100                   2/19/93         NAMAN, HOWELL, SMITH &
                                               LEE EMPLOYEES PROFIT
                                               SHARING PLAN & TRUST

                                               By:  /S/
                                               _________________________________

                                               _______________, Trustee

                          CENTRAL TEXAS BANCORP, INC.

                            SHAREHOLDERS AGREEMENT


     THIS AGREEMENT is made and entered into this 21st day of July, 1988, by and among A.W. BAILEY, JR., F. HERMAN COLEMAN and TOMMY SALOME, as Trustees of the voting trust created under Article II of this Agreement and those shareholders of CENTRAL TEXAS BANCORP, INC., a Texas corporation ("Central") who execute the signature page of this Agreement as Shareholders.

                               R E C I T A L S:
                               - - - - - - - -

          A. Central is a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended, which owns 100% of the outstanding common stock of The Texas National Bank of Waco, a national banking association (the "Bank").

          B. Each of the Shareholders own the number of shares of $10.00 par value voting common stock of Central set forth opposite his or its name on the signature page of this Agreement.

          C. Shareholders believe it is in the best interest of Central and Shareholders to act together concerning the direction of the affairs of Central, in order to secure continuity and stability of policy and management, to provide a conservative and constructive administration, to promote the continuous and uninterrupted development of business policies to that end to unit the voting power held by the owners of stock of Central and to vest such voting power in the Trustees as hereafter provided.

          D. The Trustees have agreed to act as Trustees under Article II of this Agreement for the purposes herein provided.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                   DEFINITIONS; SHARES SUBJECT TO AGREEMENT


     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

          (a) "Beneficial Shares" shall mean the beneficial interest of the Shareholders in the Shares held by the Trustees pursuant to the Voting Trust created under Article II of this Agreement.

          (b) "Shareholders" shall refer to those shareholders of Central who or which execute the signature page of this Agreement and any person or entity that hereafter acquires any Shares or Beneficial Shares subject to the terms of this Agreement. "Shareholder" shall refer to any one of the Shareholders.

          (c) "Shares" shall mean the shares of common stock, $10 par value, of Central that are transferred to the Trustees pursuant to Article II of this Agreement, and all securities issued to the Trustees that are attributable to dividends or split ups or reverse split ups or reclassifications of any of such shares of common stock.

          (d) "Trustees" shall mean A. W. Bailey, Jr., F. Herman Coleman and Tommy Salome or, in any case, the person or entity that hereafter becomes a successor or substitute trustee pursuant to the terms of the Voting Trust created by Article II of this Agreement. "Trustee" shall refer to any one of the Trustees.

          (e) "Voting Trust Certificates" shall mean the certificates evidencing the Shareholders' Beneficial Shares in the form of Schedule 1 attached hereto.

          (f) All other terms used herein shall have the meanings as otherwise stated herein.

     1.2 Stock Subject to this Agreement. The Shares and the Beneficial Shares shall be subject to the terms of this Agreement. The Trustees shall cause to be placed upon the face of each certificate representing Shares held in the name of the Trustees an appropriate legend stating that the Shares represented by said certificate are subject to the provisions of this Agreement. The Trustees shall cause an appropriate legend, stating that the Shares represented are subject to the provisions of this Agreement, to be placed on certificates representing any Shares acquired by the Trustees after the date hereof and shall execute any additional documents reasonably requested by the Shareholders acknowledging that such Shares are subject to this Agreement.

     1.3 Agreement to be Filed. A counterpart of this Agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed in the principal office of Central in the State of Texas, and shall be subject to the same right of examination by any shareholder of Central as are the books and records of Central.

                                  ARTICLE II

                                 VOTING TRUST

     2.1 Transfer of Stock to Trustee. Upon execution of this Agreement, each of the Shareholders shall transfer to the Trustees in trust the Shares identified by such Shareholder's name on the signature page hereof, free and clear of all liens, charges, encumbrances, options or other agreements affecting the Shares, to be held and administered as provided herein and shall deliver to the Trustees the share certificates representing such Shares. All Shares delivered to the Trustees hereunder shall be issued in the name of the Trustees. Shareholders shall execute stock powers and such other instruments of transfer as may be requested by Trustees to enable the Trustees to cause the Shares to be transferred into the name of the Trustees as provided herein. On receipt by the Trustees of the certificates representing the Shares of a Shareholder, the Trustees shall thereupon issue and deliver to that Shareholder a Voting Trust Certificate to evidence that Shareholder's beneficial interest in the Shares delivered by that Shareholder to the Trustees pursuant to the terms hereof. All Voting Trust Certificates issued as provided herein shall be issued, received, and held subject to all the terms and conditions of this Agreement. Upon accepting a Voting Trust Certificate issued hereunder, any transferee or assignee of a Shareholder shall become a Shareholder and be bound by the provisions of this Agreement with the same effect as if such transferee or assignee had executed this Agreement and any such transferee or assignee shall execute any additional documents requested by the Trustees or any Shareholder acknowledging that such party is bound by the terms of this Agreement.

     2.2 Voting Trust Certificate. The Voting Trust Certificates to be issued and delivered by the Trustees to the Shareholders shall be in substantially the form of Schedule 1 attached hereto.

     2.3 Transfer of Certificates. Subject to any restrictions imposed by this Agreement or any other agreement among the Shareholders and subject to compliance with applicable federal and state securities laws, the Voting Trust Certificates issued by the Trustees hereunder shall be transferable on the books of the Trustees by the registered owner thereof, upon surrender of such Certificates properly endorsed, either in person or by attorney thereto duly authorized, in accordance with any rules established for that purpose by the Trustees. The Trustees may treat the registered holder of a Voting Trust Certificate, or when presented duly endorsed in blank, the bearer thereof, as absolute owner thereof for all purposes whatsoever, and the Trustees shall not be bound by any notice to the contrary. If any legend appears upon the Voting Trust Certificate which gives notice of a limitation of the right to transfer, the Trustees, prior to transfer of the Voting Trust Certificate, shall require proof of compliance with all conditions precedent to the transfer. Every transferee of Voting Trust Certificates issued hereunder shall be acceptance of such Voting Trust Certificate agree to the provisions, conditions and terms of this Agreement.

     2.4 Replacement of Certificates. If a Voting Trust Certificate is lost, stolen, mutilated, or destroyed, the Trustees, in their discretion, may issue a duplicate of such Voting Trust Certificate upon receipt of:

     a.   evidence of such facts satisfactory to them;

     b.   indemnity satisfactory to them;

     c.   the existing Voting Trust Certificate, if mutilated; and

     d. any reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.

     2.5 Dividends. During the term of this Agreement, each Shareholder shall be entitled to receive payments equal to the cash dividends, if any, received by the Trustees upon the Shares delivered by such Shareholder to the Trustees, or hereafter acquired by the Trustees, pursuant to the terms of this Agreement, after any deductions which are authorized herein. The Trustees may in their discretion, from time to time, in lieu of receiving and distributing any such cash dividends, authorize Central in writing to make payment or delivery thereof directly to the Shareholders. If any dividend in respect of the Shares held by the Trustees is paid, in whole or in part, in stock of Central having general voting powers, the Trustees shall hold, subject to the terms of this Agreement, the Certificates for stock which are received by them on account of such dividend, and each Shareholder shall be entitled to receive new or additional Voting Trust Certificates issued under this Agreement for the number and class of shares of stock received as such stock dividend with respect to the Shares represented by the Voting Trust Certificates held by such Shareholder. The Shareholders entitled to receive the above dividends shall be those registered as such on the transfer books of the Trustees at the close of business on the day fixed by Central for the taking of a record to determine those holders of its outstanding common stock entitled to receive such dividends.

     If any dividend in respect of the Shares held by the Trustees hereunder is paid other than in cash or in common stock having general voting powers, then the Trustees shall distribute the same among the Shareholders registered as such at the close of business on the day fixed by Central for taking a record to determine the holders of its outstanding common stock entitled to receive such dividends. In the event there is more than one Shareholder, any such distribution shall be made to the Shareholders ratably, in accordance with the number of Beneficial Shares.

     2.6 Subscription Rights. If Central shall at any time offer the right to sbuscribe for any stock or other securities to which the Shareholders would be entitled to subscribe if they had not transferred their Shares in trust hereunder, the Trustees promptly shall give notice of such right to sbuscribe and the terms thereof to all Shareholders. Upon receipt by the Trustees at least five (5) days prior to the last day fixed by Central for subscription and payment of a written request from any registered Shareholder to subscribe in his or its behalf, accompanied with money in the requisite amount, the Trustees shall effect such subscription and payment. Upon receipt from Central of the certificates for shares or securities so subscribed for, the Trustees shall issue Voting Trust Certificates in respect thereof, if the same be shares or securities having general voting powers, and such shares or securities so subscribed for shall be held by the Trustees pursuant to the provisions hereof, but if the same be securities other than shares or securities having general voting powers, the Trustees shall mail or deliver such shares or securities to the Shareholder in whose behalf the subscription was made, or instruct Central in writing to make delivery directly to the Shareholder entitled thereto.

     2.7 Distributions on Liquidation or Sale. In the event of the dissolution or total or partial liquidation of Central or the sale of the Shares pursuant to
Section 2.21 hereof, the

Trustees shall receive the monies, securities, rights or property which the Shareholders would have received had they not transferred their Shares to the Trustees, and shall distribute it among the Shareholders in proportion to their Beneficial Shares, as shown by the books of the Trustees.

     2.8 Deductions for Distributions. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to the powers of the Trustees to be reimbursed for necessary expenses of administering the Trust, to the extent that the expenses and charges remain unpaid or unreimbursed.

     2.9 Reimbursement for Expenses. The Trustees are expressly authorized to incur and pay those reasonable charges and expenses which they may deem necessary and proper for administering this Agreement. The Shareholders agree to reimburse and indemnify the Trustees for all claims, expenses, and liabilities incurred by any of them in connection with the discharge of their duties under this Agreement. Any such claims, expenses, or liabilities shall be charged to the Shareholders pro rata, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of Shares in exchange for any Voting Trust Certificate, and the Trustees shall be entitled to a lien therefor on the Shares, funds, or other property in their possession.

     2.10 Voting of Shares. During the term of this Agreement, the Trustees shall have the full and unqualified right and power, except as otherwise specifically provided herein, to exercise, in person or by his nominee or proxy, all rights and powers of absolute owners with respect to the Shares deposited or received hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of Central. Notwithstanding the foregoing, without the written consent of the holders of record of Beneficial Shares representing at least two-thirds of the Shares held in this Voting Trust, none of the Shares of Central deposited hereunder shall be voted in favor of, nor shall the Trustees execute any consent with respect to the following:

     (i)   the amendment of the Articles of Incorporation,

     (ii) the sale, mortgage, or pledge of all or substantially all of the assets of Central;

     (iii) any change in the capital structure or the powers of Central; or

     (iv)  any merger, consolidation, reorganization, or dissolution.

     Subject to the provisions hereof, the Trustees may vote or consent, or issue proxies to vote or consent, at stockholders' meetings of Central and otherwise, as they shall in their uncontrolled discretion determine, and no voting or other right or power with respect to the

Shares held in trust hereunder shall pass to the Shareholders or to others by or under the Voting Trust Certificates, this Agreement, or any other agreement, expressed or implied. Unless Central has actual notice to the contrary, Central may assume, without further evidence, investigation or inquiry, that the vote or consent of any one Trustee represents the vote or consent of the Trustees. Except as provided in Section 2.21 hereof, the Trustees shall have no authority to sell or otherwise dispose of or encumber any of the Shares deposited or received pursuant to the provisions of this Agreement.

     2.11 Majority Action of Trustees. All action to be taken by the Trustees pursuant to this Agreement shall from time to time be determined by the vote or agreement of the majority of the Trustees then in office, either at a meeting of the Trustees or, with or without a meeting, by a writing signed by the majority. The Trustees may provide for the authentication of evidence of any action taken by them. Any Trustee may vote in person or by proxy given to any other Trustee.

     2.12 Trustee's Liability. No Trustee shall be liable for acts or defaults of any other Trustee, or for acts or defaults of any agent of any other Trustee. The Trustees shall be free from liability in acting upon any paper, document, or signature believed by them to be genuine and to have been signed by the proper party. The Trustees shall not be liable for any error of judgment, nor for any act done or omitted, nor for any mistake of fact or law, nor for anything which they may do or retrain from doing in good faith, nor generally shall the Trustees have any accountability hereunder, except that each Trustee shall be liable for his own willful default or gross negligence. The Trustees may seek the advice of legal counsel, and any action under this Agreement taken or suffered in good faith by any of them in accordance with the opinion of counsel shall be conclusive on the parties to this Agreement and the Trustees shall be fully protected and be subject to no liability in respect thereto.

     2.13 Trustee's Relationship with Company. Any Trustee, his employees or agents, and any firm, corporation, trust, or association of which any Trustee may be a stockholder, director, trustee, officer, member, agent or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which Central or any subsidiary or controlled or affiliated corporation may be a party or in which such Trustee may be concerned, as fully and freely as though such Trustee were not a Trustee pursuant to this Agreement. The Trustees, their employees or agents, may act as directors or officers of Central or of any subsidiary or controlled or affiliated corporation.

     2.14 Meeting With Certificate Holders. If any question arises on which the Trustees desire the opinion of the Shareholders, a meeting for this purpose may be called by the Trustees. At the meeting, the holders of Beneficial Shares representing at least two-thirds of the Shares held in this Voting Trust may determine the manner in which they desire the Trustees to act, and the Trustees shall be bound to act in the manner designated. The Trustees shall not be called upon or expected to take any action as a result of this meeting unless and until they have been fully indemnified against all loss, damages, claims, or injury to which they might be subjected, either by reason of their action or by reason of their position as Trustees under this Agreement.

The Trustees shall have no obligation at any time to call a meeting of holders of Beneficial Shares as provided by this Section.

     2.15 Compensation of Trustees. The Trustees shall serve without compensation.

     2.16 Record of Shares. It shall be the duty of the Trustees to maintain a record of all share certificates of Central which are transferred to the Trustees, indicating the name in which the stock was held, the date of issuance of the stock, the class and series of the stock, the number of shares, and the number of the certificates representing those shares. The Trustees shall also maintain a record of the date on which any share certificates were received by them, the date on which they were delivered to Central for transfer to the Trustees, and shall obtain a receipt for any certificate so delivered. The Trustees shall receive and hold the new share certificates issued by Central in the name of the Trustees and shall maintain a record indicating the date of issuance of the certificates, the date of receipt of the certificates, and the place in which the certificates are held by him.

     2.17 Record of Trust Certificates. The Trustees shall mintain a record showing the names of the Shareholders and their current addresses. The record shall show the number of Voting Trust Certificates held by each person, the dates on which the Voting Trust Certificates were issued, cancelled, transferred or replaced, and shall show any subsequent transfer, assignment, pledge, attachment, execution, and any other matter affecting the title to the Voting Trust Certificates which comes to the attention of the Trustees. Any documents purporting to affect the title of the Beneficial Shares shall also be kept by the Trustees. All such records shall be open to inspection by any of the parties to this Agreement or their successors at any reasonable time.

     2.18 Books of Accounts. The Trustees shall maintain a book of accounts which shall show all sums of money received by the Trustees or disbursements made by the Trustees, and all obligations incurred by the Trustees which are unpaid.

     2.19 Resignation and Removal of Trustees; Successor Trustee. In the event of the death, disability or resignation of any Trustee named herein, a successor or successors may be appointed by the holders of a majority of the Beneficial Shares outstanding at a meeting called for the purpose of naming a successor Trustee or by execution of a written instrument naming such successor Trustee. The successor Trustee shall immediately have all of the rights, powers and duties set forth herein for a Trustee. Any Trustee may resign at any time by giving written notice of his resignation to the remaining Trustees. Any Trustee may be removed, with or without cause, and a successor trustee named by the holders of two-thirds of the Beneficial Shares at a meeting called for that purpose upon 30 days prior written notice to the holders of all Beneficial Shares which notice shall state the purpose of the meeting. For purposes of this Agreement, "disability" shall mean the inability of any Trustee, by reason of physical or mental illness or other cause, to perform the majority of the Trustee's usual duties.

     2.20 Transfer of Shares to Successor Trustee. Notwithstanding any changes in the identity of the Trustees, the certificates for Shares standing in the name of the Trustees may be endorsed and transferred by any successor Trustee or Trustees with the same effect as if endorsed and transferred by the Trustees who have ceased to act. The Trustees are authorized and empowered to cause any further transfer of the Shares that may be necessary because of any change of persons holding the office of Trustee.

     2.21 Sale of Shares as a Block. If the Shareholders representing at least two-thirds of the Beneficial Shares execute a written instrument directing the Trustees to sell the Shares, the Trustees are hereby authorized and directed to seek a buyer or buyers for the Shares at a price and subject to the terms and conditions satisfactory to the Trustees. If a satisfactory buyer or buyers is obtained for the Shares, the Trustees shall present the terms and conditions of the proposed sale to the Shareholders at a meeting called for such purpose or by written notice to the Shareholders. A sale of the Shares pursuant to this section shall not be consummated until the terms and conditions of such sale are approved in writing by the holders of two-thirds of the Beneficial Shares. If such approval is obtained, the Trustees are authorized and directed to sell all the Shares subject to this Voting Trust and to execute such contracts, agreements, instruments and other documents as such Trustees may deem appropriate to consummate such sale, to take such action to comply with and perform the terms and conditions of such contracts, agreements, instruments and other documents, and to take such other action and execute such other documents as such Trustees deem necessary and appropriate to consummate the sale of the Shares.

     2.22  Construction.   The Trustees shall be fully authorized and empowered
to construe Article II of this Agreement, and their construction of the same made in good faith shall be final, conclusive and binding upon all holders of Voting Trust Certificates and on al other parties in interest.

     2.23 Acceptance. The Trustees hereby accept the Trust created pursuant to this Article II subject to all of the terms, conditions and reservations herein contained, and hereby agree that they will exercise the powers and faithfully and diligently perform the duties of Trustees as herein set forth; provided, that nothing contained herein shall be construed to prevent any Trustee from resigning and discharging himself from the aforementioned Trust.


                                  ARTICLE III

                            RIGHT OF FIRST REFUSAL


     3.1   Transfer During Stockholder's Lifetime.   (a)  If a Shareholder (the
"Selling Shareholder") desires to sell, dispose of, or otherwise transfer all or any part of his Beneficial Shares (the "Option Stock") to any other person or entity (herein called "Person"), then, before selling, disposing of, or otherwise transferring the Option Stock to such Person, such Shareholder shall
(x) have received a bona fide written offer to purchase the Option Stock solely for cash at a stated price per share (the "Stated Price Per Share") and (y) send written notice (the "Option Notice") to the other Shareholders and the Trustees, which Option Notice shall

          (1) certify that the Selling Stockholder has received a bona fide written offer to purchase the Option Stock and enclose a copy of such offer,

          (2) identify the Person who has made such bona fide offer,

          (3) state the number of shares of Option Stock the Person has offered to purchase,

          (4) state the Stated Price Per Share, and

          (5) state the date of the Option Notice ("Notice Date").

          (b) Subject to paragraph (e) of this Section 3.1, the other Shareholders shall have an option, for a period of thirty (30) days after the Notice Date to acquire all, but not less than all, the Option Stock at the Stated Price Per Share, which option shall be exercised by giving written notice of such exercise to the Selling Stockholder and the Trustees ("Option Exercise Notice") prior to the expiration of such 30-day option period. Except as provided in Section 3.1(d), the number of shares of the Option Stock which each Shareholder exercising the option to purchase Option Stock (the "Purchasing Stockholder") shall have the right to acquire shall be (i) an amount calculated by multiplying the number of shares of Option Stock by a fraction, the numerator of which is the number of Beneficial Shares owned by the Purchasing Stockholder as of the Notice Date and the denominator of which is the aggregate number of Beneficial Shares owned by all Shareholders other than the Selling Stockholder as of the Notice Date, or (ii) such other number of shares of the Option Stock as shall be mutually agreed upon by the Purchasing Stockholders; provided that if the Purchasing Stockholders cannot agree on the number of shares of Option Stock each such Stockholder shall purchase, the number shall be determined in accordance with clause (i) above.

          (c) If after following the procedure set forth in Section 3.1(a) and
(b) any of the Option Stock remains available for sale, the Trustees shall give written notice to the Purchasing Stockholders setting forth the number of shares of Option Stock which the Shareholders did not elect to purchase. Such notice shall be given on or before the fiftieth (50th) calendar day after the Notice Date.

          (d) Subject to paragraph (e) of this Section 3.1, on or before the fifty-fifth (55th) calendar day after the Notice Date, each Purchasing Stockholder may elect to purchase his proportionate share of the unpurchased remaining Option Stock by giving written notice to the Selling Stockholder and the Trustees. The number of shares of Option Stock which each Purchasing Stockholder shall have the right to acquire shall be (i) an amount calculated by multiplying the number of shares of Option Stock remaining available for sale by a fraction, the numerator of which is the number of Beneficial Shares owned by the Purchasing Stockholder as of the Notice Date and the denominator of which is the aggregate number of Beneficial Shares owned by all Purchasing Stockholders as of the Notice Date, or
(ii) such other number of shares of Option Stock as may be mutually agreed upon by the Purchasing Stockholders; provided that if the Purchasing Stockholders cannot agree on the number of shares of Option Stock each such Purchasing Stockholder shall purchase, the number shall be determined in accordance with clause (i) above.

          (e) The Purchasing Stockholders shall not be entitled to purchase less than all of the Option Stock. If any Option Stock remains unsold after following the procedures set forth in paragraphs (a), (b), (c) and (d) of this
Section 3.1, then the Purchasing Stockholders shall not be entitled to purchase any of the Option Stock and the Selling Stockholder may accept the offer of the Person and sell all, but not less than all, of the Option Stock to such Person. The Trustees may issue to such Person Voting Trust Certificates representing the shares of Option Stock; provided that such Option Stock shall remain subject to this Agreement and, at the request of the Trustees or any Shareholder, such Person shall execute a document to evidence his agreement to be bound by all the terms and conditions of this Agreement and to be included as a "Shareholder" pursuant to the terms hereof, and further provided that such Option Stock shall be subject to this Agreement whether or not such a document is executed.

          (f) On or before the sixtieth (60th) calendar day after the Notice Date, the Trustees shall give written notice (the "Notice of Election") to the Selling Stockholder and each Purchasing Stockholder, setting forth the number of shares of Option Stock which the Purchasing Stockholders have elected to purchase.


     3.2 Closing. The Closing of any sale, disposition, or transfer of the Option Stock pursuant to Section 3.1 shall take place on the tenth (10th) business day after the date of the Notice of Election or, in the event the purchase of the Option Stock requires prior approval of any regulatory authority, on the tenth (10th) business day following receipt of notice from such regulatory authority that it does not intend to disapprove the purchase of the Option Stock. The Closing shall take place at the general offices of Central or at such other place as may be agreed upon by the parties. Upon closing of the sale and purchase, all parties shall take such actions and execute such documents as may be necessary to complete the transaction, including the payment of the purchase price and the assignment and delivery of Voting Trust Certificates.

     3.3 Sales Other Than For Cash. Notwithstanding the provisions of paragraph (a) of Section 3.1 of this Agreement that any bona fide written offer must constitute an offer to purchase Beneficial Shares solely for cash, such offer may provide for the purchase of Beneficial Shares for solely, or in addition to cash, (i) evidences of indebtedness of the Person who or which offers to purchase such Beneficial Shares ("Debt Securities") or (ii) equity securities listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Automated Quotation system at the time such offer is received ("Marketable Securities"). In that event,

          (a) the Purchasing Stockholders shall have the option to purchase the Option Stock for either (i) an amount of cash calculated by multiplying the Stated Price Per Share by the number of shares of Option Stock or (ii) the Debt Securities and/or cash or the Marketable Securities and/or cash which the Person has offered for such Option Stock, provided that (x) if such Person has offered to purchase the Option Stock for Debt Securities, the Purchasing Stockholders shall have the right to purchase the Option Stock for evidences of indebtedness of the Purchasing Stockholders in an aggregate principal amount equal to the aggregate principal amount of such Debt Securities, bearing interest at the same rate as such Debt Securities bear interest, providing for periodic payments of principal and interest identical to those periodic payments of principal and interest offered to be paid by such Person with respect to such Debt Securities, and being secured by collateral having a value substantially the same as the collateral offered by the Person to secure the Debt Securities and (y) if such Person shall have offered to purchase such Option Stock for Marketable Securities, the Purchasing Stockholders shall have the right to acquire the Option Stock for a like amount of securities of the same class as such Marketable Securities, and

          (b) the Option Notice required by clause (y) of Section 3.1(a) shall contain, in addition to the information required by clause (y) of Section 3.1(a) of this Agreement, a complete description of Debt Securities or Marketable Securities offered to be paid by such Person for the Shares, including (i) in the case of Debt Securities, the aggregate principal amount thereof, the rate of interest to be paid thereon, the provisions for periodic payments of the principal thereof and interest thereon, and the collateral therefor and (ii) in the case of Marketable Securities, the amount thereof (by number of shares), the title of the class of securities of which such Marketable Securities are a part and the principal trading market or markets therefor, and the Stated Price Per Share set forth in the Opinion Notice shall be calculated (x) in the case of an offer to purchase Option Stock for Debt Securities, by dividing the aggregate principal amount of such Debt Securities (plus any cash) by the number of share of Option Stock and (y) in the case of an offer to purchase the Option Stock for Marketable Securities, by dividing the market value of such Marketable Securities, (plus any cash) by the number of shares of Option Stock, such market value to be determined by multiplying the amount (by number of shares) of such Marketable Securities by (i) the closing price per share as of the Notice Date of the class of securities of which such Marketable Securities are a part, as reported by the principal exchange on which such security is listed or (ii) the last bid price per share on the Notice Date of the class of securities of which such Marketable Securities are a part, as reported by the National Association of Securities Dealers Automated Quotation System.

     3.4 Transfer of Beneficial Shares in Violation of this Agreement. If any Shareholder attempts to transfer Beneficial Shares in violation of the terms of this Agreement, then upon presentation of such Beneficial Shares for transfer on the books of the Trustees, the Trustees shall refuse to transfer such Beneficial Shares until such Shareholder has complied with the terms of this Agreement. The Trustees may consult with legal counsel to determine whether any attempted transfer is in violation of the terms of this Agreement and they shall be entitled to rely upon the advice of such counsel in transferring or refusing to transfer any Beneficial Shares. The Shareholders hereby agree to hold the Trustees harmless for any action any of them take or decline to take in reliance upon advice of counsel.

     3.5 Purchase Upon Attempted Transfer in Violation of this Agreement. (a) If a Shareholder does attempt to transfer Beneficial Shares in violation of the terms of this Agreement, the Trustees shall give written notice of such attempt (the date of the notice being the "Notice Date" for purposes of this section) to all other Shareholders within ten (10) calendar days after such Shares are presented to the Trustees for transfer, and such other Shareholders shall have, in accordance with the procedure set forth in Section 3.1(b), (c), (d) and (f), the exclusive and irrevocable right to purchase the Beneficial Shares which the Shareholder (the "Selling Stockholder") has attempted to transfer in violation of the terms of this Agreement (the "Option Stock") at a purchase price per share equal to seventy-five (75%) of Book Value (the "Stated Price Per Share"). Book Value per share shall mean the sum of the capital, surplus and undivided profits of Central divided by the number of outstanding shares of Central as of the date of such calculation.

          (b) If the Purchasing Stockholders do not elect to purchase all of the Option Stock, the Selling Stockholder shall sell to the Purchasing Stockholders that portion of the Option Stock which they elected to purchase and such Option Stock not purchased by the Purchasing Stockholders shall remain subject to the terms and conditions of this Agreement.

          (c) The Closing of any sale, disposition, or transfer of the Option Stock pursuant to this Section 3.5 shall take place on the tenth (10th) business day after the date of the Notice of Election or, in the event the purchase of the Opinion Stock requires prior approval of any regulatory authority, on the tenth (10th) business day following receipt of notice from such regulatory authority that it does not intend to disapprove the purchase of the Option Stock. The Closing shall take place at the general offices of Central or at such other place as may be agreed upon by the parties. Upon closing of the sale and purchase, all parties shall take such actions and execute such documents as may be necessary to complete the transaction, including the payment of the purchase price and the assignment and delivery of Voting Trust Certificates.

     3.6 Encumbrance of Beneficial Shares. The provisions of this Article III shall not be construed to prohibit a bona fide pledge or encumbrance of the Beneficial Shares not made for the purpose of avoiding the restrictions on disposition contained herein; provided, however, the interest of the holder of any such pledge or encumbrance (the "lender") shall be subordinate and subject to the terms and provisions of this Agreement and the lender will release certificates representing the Beneficial Shares in order to permit compliance with the terms and provisions of this Agreement. In the event of a foreclosure upon the Beneficial Shares as a result of such authorized encumbrance, the other shareholders shall have a first and prior option to purchase such Beneficial Shares at a cash price equal to the obligation for which the Beneficial Shares are encumbered. The number of Beneficial Shares which each of the other shareholders shall have an option to purchase shall be determined in accordance with Section 3.1 of this Agreement.


                                  ARTICLE IV

                                 MISCELLANEOUS

     4.1 Amendment. This Agreement may be amended or modified in whole or in part at any time by the written agreement of Shareholders who are owners of sixty-six and two-thirds (66 2/3%) of the Beneficial Shares which are subject to the provisions of this Agreement, provided that no such amendment shall affect the right of a Shareholder or representative to have the purchase of the Beneficial Shares fully carried out as provided in this Agreement after an option has been exercised.

     4.2 Termination of Agreement. This Agreement shall terminate on whichever of the following conditions occurs first:

          (a)  December 31, 1997.

          (b)  The bankruptcy, liquidation or dissolution of Central.

          (c) The vote or written agreement for termination by the Shareholders who are owners of sixty-six and two-thirds (66 2/3%) of the Beneficial Shares.

     Upon termination of this Agreement, the Shareholders shall surrender their Voting Trust Certificates to the Trustees, and the Trustees shall deliver to the Shareholders shares of Central properly endorsed for transfer, equivalent to the amount of shares represented by the Voting Trust Certificate surrendered. Notwithstanding the foregoing, no termination of this Agreement shall affect the right of a Shareholder or representative to have the purchase of the Beneficial Shares fully carried out as provided in this Agreement after an option has been exercised.

     4.3 Multiple Originals. This Agreement may be executed in several counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement.

     4.4. Parties Bound. This Agreement shall be binding not only upon the parties hereto, but upon their heirs, executors, administrators, successors, or assigns. The parties do hereby agree for themselves and their heirs, executors, administrators, successors, or assigns, to execute any instruments in writing that may be necessary or proper to carry out the purposes and intent of this Agreement and to protect the parties thereto.

     4.5. Agreement Severable. The provisions of this Agreement shall be severable, and if any provision of this Agreement be declared unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

     4.6. Notices. All notices provided for by this Agreement shall be made in writing (1) either by actual delivery of the notice into the hands of the party thereunto entitled, or (2) by the mailing of the notice in the U.S. mails, registered or certified mail, return receipt requested. The notice shall be deemed to be received in case one on the date of its actual receipt by the party entitled thereto and in case two on the date of its mailing. Notice shall be given to the parties hereto at the following addresses:

          To Trustees and Shareholders:

               At the address for each such Trustee and Shareholder opposite their name on the signature page hereof.

Any person subject to the terms of this Agreement may, by giving five (5) calendar days' written notice to the other persons subject to this Agreement, designate another address in substitution of the foregoing address to which notices shall be given.

     4.7. Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     4.8. Entire Agreement. The provisions hereunto set forth shall constitute the entire Agreement of the undersigned parties, and all prior written and oral agreements are hereby revoked.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          Address
          -------
          P. O. Box 298                /S/ A. W. Bailey, Jr.
          Waco, Texas  76703           _______________________________
                                       A. W. Bailey, Jr., Trustee

          1201 Wooded Acres            /S/ F. Herman Coleman
          Waco, Texas  76701           _______________________________
                                       F. Herman Coleman, Trustee

          5301 Lake Jackson            /S/ Tommy Salome
          Waco, Texas  76710           _______________________________
                                       Tommy Salome, Trustee

No. of
Shares               Address                       Shareholders
------               -------                       ------------

                                               /S/ A. W. Bailey, Jr.
                   P. O. Box 298               _________________________________
 1,957             Waco, Texas  76703          A. W. Bailey, Jr., Trustee

                                               IDEAL LIFE INSURANCE CO.

                                               By: /S/
                   P. O. Box 298                  ______________________________
 1,499             Waco, Texas  76703          Title: President


                   1201 Wooded Acres           /S/ F. Herman Coleman
*4,150             Waco, Texas  76703          _________________________________
                                               F. Herman Coleman

                                               /S/ Sandra Mayfield Coleman
                   1201 Wooded Acres           _________________________________
  *551             Waco, Texas  76703          Sandra Mayfield Coleman

                                               JESSIE GRAY COLEMAN ESTATE

                   1201 Wooded Acres           By:   /S/ F. Herman Coleman
   123             Waco, Texas  76710             ______________________________
                                                  F. Herman Coleman, Independent
                                                  Executor of the Estate of
                                                  JESSIE Gray Coleman, Deceased


                                               SANDRA MAYFIELD COLEMAN TRUST

                                               By: The Texas National Bank of
                                                   Waco, Trustee

   246             P. O. Box 2299              By: /S/
                   Waco, Texas  76703             _____________________________
                                                  Title:

                   1240 Knotty Oaks                /S/ Donna M. Howell
 1,241             Waco, Texas  76710             ______________________________
                                                  Donna M. Howell

*  222 shares owned jointly with spouse

No. of
Shares               Address                       Shareholders
------               -------                       ------------

                                               /S/ J. Rodney Lee
                       5307 Chaparral          ________________________________
1,628                  Waco, Texas  76710      J. Rodney Lee

                                               /S/ Fred J. Schultz
                       2312 Arroyo Road        ________________________________
  400                  Waco, Texas  76710      Fred J. Schultz

                                               /S/ Rondy T. Gray
                       2611 Austin             ________________________________
2,500                  Waco, Texas  76710      Rondy T. Gray

                                               /S/ Henry Dietz
                       P. O. Box 6338          ________________________________
   36                  Waco, Texas  76706      Henry Dietz

                                               DIETZ MEMORIAL, INC.

                                               By: /S/ Henry Dietz
                       P. O. Box 6338             _____________________________
1,000                  Waco, Texas  76706         Henry DIETZ, Chairman of the
                                                  Board

                                               /S/ Tommy Salome
                       5301 Lake Jackson       ________________________________
1,525                  Waco, Texas  76710      Tommy Salome

                                               /S/ Ned Snyder, III
                       3026 Maple              ________________________________
  900                  Waco, Texas  76707      Ned Snyder, III

                                               /S/ Donal S. Sharp
                       P. O. Box 20068         ________________________________
1,058                  Waco, Texas  76702      Donal S. Sharp

                                               /S/ Paul H. Hubbard
                       P. O. Box 1470          ________________________________
1,591                  Waco, Texas  76703      Paul H. Hubbard

                                               O'FLAHERTY HOLDINGS,INCORPORATED

                                               By:  /S/ Charles B. Turner
                       P. O. Box 20368            ______________________________
2,450                  Waco, Texas  76702-0368    Charles B. Turner, President


                                               /S/ Kenneth L. Burgess, Jr.
                       2525 Charboneau         _________________________________
  100                  Waco, Texas  76710      Kenneth L. Burgess, Jr.

                                               /S/ Rodney G. Kroll
                       900 Ivy Ann             _________________________________
 *610                  Waco, Texas  76710      Rodney G. Kroll

 *610                                          /S/ Judy Kroll
                       900 Ivy Ann             _________________________________
                       Waco, Texas  76710      Judy Kroll

                                               /S/ Rodney G. Kroll
                       900 Ivy Ann             _________________________________
 **12                  Waco, Texas  76710      Rodney G. Kroll

                                               /S/ Rodney G. Kroll
                       900 Ivy Ann             _________________________________
***12                  Waco, Texas  76710      Rodney G. Kroll

                                               /S/ Jerry P. Campbell
                       P. O. Box 1470          _________________________________
1,775                  Waco, Texas  76703      Jerry P. Campbell, Trustee of the
                                               Naman, Howell, Smith & Lee
                                               Employees Profit Sharing Plan &
                                               Trust

                                               /S/ J. Frank Kinsel
                                               _________________________________
                                               J. Frank Kinsel, Trustee of the
                                               Naman, Howell, Smith & Lee
                                               Employees Profit Sharing Plan &
                                               Trust

                                               /S/ Michael D. Harder
                                               _________________________________
                                               Michael D. Harder, Trustee of the
                                               Naman, Howell, Smith & Lee
                                               Employees Profit Sharing Plan &
                                               Trust

  *  held jointly with spouse
 ** held in the name Rodney G. Kroll and/or Barrett S. Kroll (a minor) *** held in the name Rodney G. Kroll and/or A. Brannon Kroll (a minor)

                     SPOUSE'S ACKNOWLEDGEMENT AND JOINDER


     The undersigned hereby acknowledge that the shares of the common stock, $10 par value, of Central which are subject to this Agreement and the Beneficial Shares created pursuant to this Agreement are held and owned by each of their respective spouses and subject to his or her control and management. The execution of this acknowledgement is intended to evidence the undersigned's knowledge of the existence of this Agreement and their acknowledgement that this Agreement is entirely fair, just and equitable, and to their beset interest, and that they desire to bind their community interest, if any, to the performance of this Agreement. Accordingly, the undersigned hereby bind themselves and all persons ever to claim under them to abide by the terms of this Agreement.


/S/ Sara Norman Lee                            /S/ Billie Schultz
______________________________                 ________________________________

/S/ Roberta Htach Bailey                       /S/ Mary Kathryn Dietz
______________________________                 ________________________________

/S/ Judy A. Kroll
______________________________                 ________________________________

/S/ Cathy B. Burgess
______________________________                 ________________________________

/S/ Phyllis Hubbard
______________________________                 ________________________________

/S/ Sandra Mayfield Coleman
______________________________                 ________________________________

/S/ Johunie Ann Sharp
______________________________                 ________________________________

/S/ Dorothy Nelson Snyder
______________________________                 ________________________________

/S/ Gloria Stogdill Gray
______________________________                 ________________________________

/S/ Martha Salome
______________________________                 ________________________________

     3. Vote on Significant Matters. The third sentence of Section 2.10 of the Shareholders Agreement is hereby amended to read as follows:

     Notwithstanding the foregoing, without the written consent of the holders of record of Beneficial Shares representing at least fifty-one percent (51%) of the Shares held in this Voting Trust none of the Shares of Central deposited hereunder shall be voted in favor of, nor shall the Trustee execute any consent with respect to the following:

          (i)   the amendment of the Articles of incorporation;

          (ii) the sale, mortgage, pledge of all or substantially all of the assets of Central;

          (iii) any change in the capital structure or powers of Central; or

          (iv)  any merger, consolidation, reorganization, or dissolution.

     4. Removal of Trustee. The fourth sentence of Section 2.19 of the Shareholders Agreement is hereby amended to read as follows:

     The Trustee may be removed, with or without cause, and a successor trustee named by the holders of fifty-one percent (51%) of the Beneficial Shares at a meeting called for that purpose upon thirty (30) days prior written notice to the holders of all Beneficial Shares which notice shall state the purpose of the meeting.

     5. Amendment. Section 4.1 of the Shareholders Agreement is hereby amended in its entirety to read as follows:

     Except with respect to Section 2.21 hereof, this Agreement may be amended or modified in whole or in part at any time by the written agreement of Shareholders who are owners of fifty-one percent (51%) of the Beneficial Shares which are subject to the provisions of this Agreement, provided that no such amendment shall affect the right of a Shareholder or representative to have the purchase of the Beneficial Shares fully carried out as provided in this Agreement after an option has been exercised. Any amendment to
     Section 2.21 of this Agreement shall require the written agreement of Shareholders who are owners of sixty-six and two-thirds percent (66 2/3%) of the Beneficial Shares which are subject to the provisions of this Agreement.

     6. Termination. Section 4.2(c) of the Shareholder Agreement is hereby amended as follows:

     (c) The vote or written agreement for termination by the Shareholders who are owners of fifty-one percent (51%) of the Beneficial Shares.

     7. Reaffirmation. Except as provided herein, the terms and provisions of the Shareholders Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Shareholders Agreement as of the date first above written.

       Shares Subject to
     Shareholders Agreement                      "SHAREHOLDERS"
     ----------------------                       ------------

          7,828                               /S/ A. W. Bailey, Jr.
                                              __________________________________
                                              A. W. Bailey, Jr.

            400                               /S/ Kenneth L. Burgess, Jr.
                                              __________________________________
                                              Kenneth L. Burgess, Jr.

          5,996                               BAILEYCO., INC.

                                              By:   /S/ A. W. Bailey, Jr.
                                              __________________________________
                                              A. W. Bailey, Jr., President

         16,600*                              /S/ F. Herman Coleman
                                              __________________________________
                                              F. Herman Coleman

            492                               JESSIE GRAY COLEMAN ESTATE

                                              By:   /S/ F. Herman Coleman
                                              __________________________________
                                              F. Herman Coleman, Independent
                                              Executor of the Estate of
                                              Jessie Gray Coleman, Deceased

          2,204                               /S/ Sandra Mayfield Coleman
                                              __________________________________
                                              Sandra Mayfield Coleman

*  888 shares held jointly with spouse

            984                               SANDRA MAYFIELD COLEMAN TRUST

                                              BY:  The Texas National Bank of
                                                   Waco, Trustee

                                              By:   /S/
                                                 _______________________________
                                              Title:  Senior Vice President
                                                      and Trust Officer

          4,000                               DIETZ MEMORIAL, INC.

                                              By:   /S/ Henry Dietz
                                                 _______________________________
                                                 Henry Dietz, Chairman of the
                                                 Board

            144                               /S/ Henry Dietz
                                              __________________________________
                                              Henry Dietz

         10,000                               /S/ Rondy T. Gray
                                              __________________________________
                                              Rondy T. Gray

          4,964                               /S/ Donna M. Howell
                                              __________________________________
                                              Donna M. Howell

          6,364                               /S/ Paul H. Hubbard
                                              __________________________________
                                              Paul H. Hubbard

             48*                              /S/ Rodney G. Kroll
                                              __________________________________
                                              Rodney G. Kroll

             48**                             /S/ Rodney G. Kroll
                                              __________________________________
                                              Rodney G. Kroll

          2,440***                            /S/ Rodney G. Kroll
                                              __________________________________
                                              Rodney G. Kroll

          2,440***                            /S/ Judy Kroll
                                              __________________________________
                                              Judy Kroll

          6,512                               /S/ J. Rodney Lee
                                              __________________________________
                                              J. Rodney Lee

  * held in the name of Rodney G. Kroll and/or Barrett S. Kroll (a minor) ** held in the name of Rodney G. Kroll and/or A. Branon Kroll (a minor)
*** held jointly with spouse



          7,100                               /S/ Jerry P. Campbell
                                              __________________________________
                                              Jerry P. Campbell, Trustee of the
                                              Naman, Howell, Smith & Lee
                                              Employees Profit Sharing
                                              Plan & Trust


                                              /S/ C. Cullen Smith
                                              __________________________________
                                              C. Cullen Smith, Trustee of the
                                              Naman, Howell, Smith & Lee
                                              Employees Profit Sharing
                                              Plan & Trust



                                              /S/ Michael D. Harder
                                              __________________________________
                                              Michael D. Harder, Trustee of the
                                              Naman, Howell, Smith & Lee
                                              Employees Profit Sharing
                                              Plan & Trust


          6,100                               /S/ Tommy G. Salome
                                              __________________________________
                                              Tommy G. Salome

          1,600                               /S/ Fred J. Schultz
                                              __________________________________
                                              Fred J. Schultz

          4,232                               /S/ Donal S. Sharp
                                              __________________________________
                                              Donal S. Sharp

          3,600                               /S/ Ned Snyder
                                              __________________________________
                                              Ned Snyder

          9,800                               TIME MANUFACTURING COMPANY


                                              By:   /S/ Charles Wiley
                                              __________________________________
                                              Charles Wiley, President

        100,568                               Total Shares in Voting Trust

                                  Schedule I

                           Voting Trust Certificate


Number__________                                             Shares_____________

                          Central Texas Bancorp, Inc.

     This certifies that _________________________________ has transferred and delivered ______________ shares of the common stock of Central Texas Bancorp., Inc., a Texas corporation (the "Company") of the par value of Ten and No/100 Dollars ($10.00) each, to A. W. Bailey, Jr., F. Herman Coleman, and Tommy Salome, as Trustees under that certain Shareholders Agreement between such Trustees and certain shareholders of the Company dated _______________, 1987. The holder of this Certificate is entitled to all of the benefits and interests arising from the deposit with the undersigned as Trustees under the above described Shareholders Agreement. Until the termination of the said Shareholders Agreement, the registered holder hereof, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustees upon the number of shares of common stock of Central in respect of which this or Certificate is issued. Dividends received by the Trustees in common or other stock of Central having general voting powers shall be payable in Voting Trust Certificates in form similar hereto. In the event that any dividend or distribution other than in cash or capital stock of Central having general voting powers is received by the Trustees, the Trustees shall distribute the same to the registered holders of Voting Trust Certificates, on the date of such distribution, or to the registered Certificate holders at the close of business on the date fixed by the Trustees for taking a record to determine the Certificate holders entitled to such distribution, any such distribution to be made to the Certificate holders ratably in accordance with the number of shares represented by their respective Voting Trust Certificates.

     Until the termination of the Shareholders Agreement, the Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of the common stock of Central represented by this Certificate, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, except as such rights and powers are specifically limited by the terms of said Shareholders Agreement; it is expressly stipulated that no voting right passes to the owner or holder hereof, or his assigns, under this Certificate or of any agreement, expressed or implied.

     This Certificate and the shares represented hereby are subject to the restrictions on transfer set forth in the Shareholders Agreement. Further, this Certificate and the shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and the holder hereof cannot make any sale, assignment or other transfer of such shares except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the Trustees and the Company shall not, at that time, require registration under the Act and/or registration or qualification under any state securities laws. The shares represented by this Certificate may not be sold, pledged or transferred to any person not a resident of the State of Texas for a period of nine months from the date hereof.

     The holder of this Certificate takes the same subject to all the terms and conditions of the aforesaid Shareholders Agreement between the Trustees and the aforesaid Shareholders of Central, and becomes a party to said Agreement, and is entitled to the benefits thereof.

     IN WITNESS WHEREOF, the Trustees have executed this Certificate on the ____ day of __________, 1987.


                                           _____________________________________
                                           A. W. Bailey, Jr., Trustee

                                           _____________________________________
                                           F. Herman Coleman, Trustee

                                           _____________________________________
                                           Tommy Salome, Trustee

     For value received ___________________________________ hereby sells, assigns and transfers the within Certificate and all rights and interests represented thereby, to ______________________, and does hereby irrevocably appoint ______________________ attorney to transfer this certificate on the books of the Trustees mentioned therein, with full power of substitution.

     Dated ____________________, 19__, in the presence of:

_____________________________________, _______________________________________


                                           _____________________________________
                                           Holder